SUB-ITEM 77Q3

AIM FINANCIAL SERVICES

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 8


72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                      $   966
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                      $   260
         Class C                                                      $   100
         Investor Class                                               $ 6,896

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                                    $000.3956
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                    $000.1644
         Class C                                                    $000.1644
         Investor Class                                             $000.3956

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                        2,558
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                        1,603
         Class C                                                          594
         Investor Class                                                18,488

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                      $ 27.30
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                                      $ 27.22
         Class C                                                      $ 26.48
         Investor Class                                               $ 27.47